UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 2009

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

The information contained in this Current Report is being furnished pursuant to “Item 2.02 Results of Operations and Financial Condition”. The information in this Item on Form 8-K and the exhibit attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On September 17, 2009, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the second quarter ended August 29, 2009. A copy of this press release is attached hereto as Exhibit 99.1.

Item 2.05   Costs Associated with Exit or Disposal Activities.

On February 3, 2009, the Company announced it had begun lease negotiations for rental reductions across its store portfolio.  Related to this program, management expects that it will close approximately 50 locations during fiscal 2010. The Company estimates that it will incur total charges of approximately $13 million in cash and non-cash termination charges related to lease terminations during fiscal 2010 of which $10 million were incurred in the first six months of fiscal 2010.  The cash portion of these charges will be partially offset by the liquidation of inventory in the closing stores.

Item 9.01   Financial Statements and Exhibits.

                  (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 17, 2009 announcing the Company’s financial results for the second quarter ended August 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	September 17, 2009	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice
President and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 17, 2009 announcing the Company’s financial results for the second quarter ended August 29, 2009.